CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment Number 45 to the Registration Statement Form N-1A, No. 2-80859 of Touchstone Strategic Trust and to the use of our report dated May 17, 2001, included therein.

                        /s/ Ernst & Young LLP
                            ERNST & YOUNG LLP

Cincinnati, Ohio
July 26, 2001